CONSENT OF INDEPENDENT AUDITOR We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333- 182635, 333-186666, 333-210167, and 333-269590) and Form S-3 (No. 333-270288) of HomeTrust Bancshares, Inc. of our report dated April 20, 2022 on the consolidated financial statements of Quantum Capital Corp. and Subsidiary, which is included in this current report on Form 8-K/A. Crowe LLP Atlanta, Georgia March 30, 2023